Exhibit 99.1
Protalix BioTherapeutics to Dual List on Tel Aviv Stock Exchange
- Common Stock to List on both Tel Aviv Stock Exchange and the NYSE Amex Beginning Monday, September 6, 2010 under the Ticker Symbol PLX –
- Company Anticipates Joining TASE’s TA-75, TA-100, Tel-Tech, Tel-Tech 15 and Biomed indexes beginning October 10, 2010
Carmiel, Israel – August 30, 2010 – Protalix BioTherapeutics, Inc., (NYSE Amex: PLX), a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell based expression system, today announced that the Company’s common stock has been approved for listing on the Tel Aviv Stock Exchange in addition to its current listing on the NYSE Amex. Trading of the Company’s common stock on the Tel Aviv Stock Exchange will commence on September 6, 2010. The Company also announced today that, based upon the Company’s current market capitalization, it expects its common stock to be included in the TA-75, TA-100, Tel-Tech, Tel-Tech 15 and Biomed indexes beginning October 10, 2010.
“We decided to have our common stock listed on the Tel Aviv Stock Exchange, in addition to the current listing on the NYSE Amex, after experiencing significant interest regarding our company from Israeli investors. We believe that the dual listing will result in a larger, more diverse group of investors in our shares,” said David Aviezer, Ph.D., Protalix’s President and Chief Executive Officer. “We expect that the listing on the Tel Aviv Stock Exchange will result in increased investor interest in our shares without affecting the rules and regulations of the U.S. Securities and Exchange Commission and the NYSE Amex to which we are currently subject.”
“We are very pleased to welcome Protalix to the Tel Aviv Stock Exchange,” said Ester Levanon, CEO of the Tel Aviv Stock Exchange. “The TASE is home to Israel’s most innovative companies among them over 50 biotechnology companies and 51 dual-listed companies. The listing of Protalix, a leading company in the biotechnology sector, reflects the international leading position of the Tel Aviv Stock Exchange in the Hi-Tech and biotech industries”
The Company will continue to be subject to the rules and regulations of the NYSE Amex and the U.S. Securities and Exchange Commission. Dual listing on the Tel Aviv Stock Exchange is allowed under Israeli law without any additional regulatory requirements for companies whose shares are listed on certain exchanges outside of Israel, including the NYSE Amex.
Trading on the Tel Aviv Stock Exchange occurs Sunday through Thursday from 9:45 am to 4:30 pm Israel time, except on trading holidays recognized by the Tel Aviv Stock Exchange. The TASE Clearing House is electronically linked to the Depository Trust Company, a subsidiary of the Depository Trust & Clearing Corporation, to automate the cross-border settlement of shares listed on both the TASE and a U.S. stock exchange.

ABOUT PROTALIX
Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell based expression system. Protalix’s ProCellEx (TM) presents a proprietary method for the expression of recombinant proteins that Protalix believes will allow for the cost-effective, industrial-scale production of recombinant therapeutic proteins in an environment free of mammalian components and viruses. Protalix is also advancing additional recombinant biopharmaceutical drug development programs. Taliglucerase alfa is an enzyme replacement therapy in development under a Special Protocol Assessment with the FDA for Gaucher disease. Protalix’s new drug application (NDA) for taliglucerase alfa has been accepted by the U.S. Food and Drug Administration (FDA) and granted a Prescription Drug User Fee Act (PDUFA) action date of February 25, 2011. For more information on Protalix, visit http://www.protalix.com.
Safe Harbor Statement
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements relating to the perceived effects of dual listing on the market for our common stock, are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Factors that might cause material differences include, among others, risks relating to the trading of our common stock on the Tel Aviv Stock Exchange or the NYSE Amex, risks relating to our continued compliance with the rules of the Tel Aviv Stock Exchange and the NYSE Amex and other factors described in our filings with the U.S. Securities and Exchange Commission. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information.